Exhibit 99.1

Bowne & Co., Inc.
345 Hudson Street
212/886-0614
Fax: 212/924-5500

News Release
Contact:	William J. Coote
VP & Treasurer 212-886-0614 bill.coote@bowne.com

For Immediate Release

Bowne & Co. Announces 2004 Results

Current Momentum in Capital Market Activity Viewed with Optimism

NEW YORK, February 17, 2005 – Bowne & Co., Inc. (NYSE: BNE) today announced net earnings for 2004 of $27.5 million, or $0.77 per diluted share, versus a net loss of $7.7 million, or $0.23 per share, for 2003. For the fourth quarter ended December 31, 2004, net earnings were $20.1 million, or $0.56 per diluted share, versus a net loss of $3.0 million, or $0.09 per share, for the same period in 2003. Revenues for the year ended December 31, 2004 were $899 million, up 6.1% from $847.6 million reported for 2003. Fourth quarter 2004 revenues of $210.4 million compared to $196.2 million in 2003. These results include the net gain of $31.6 million on the sale of Bowne Business Solutions (BBS) and reflect BBS as a discontinued operation.

Excluding the impact of the gain and the expenses related to the sale of BBS, restructuring charges, loss on extinguishment of debt, a litigation settlement, and the write-off of certain deferred tax assets, 2004 pro forma earnings per share was $0.37 as compared to a pro forma earnings per share of $0.31 in 2003. For the fourth quarter, the pro forma loss per share was $0.07 in 2004, as compared to 2003 pro forma earnings per share of $0.08. (See attached Pro Forma Supplemental Income Information for a reconciliation of these non-GAAP financial measures to our consolidated statements of operations.)

“We believe our improving performance in 2004 has set the stage for a strong 2005,” said Bowne Chief Executive Officer Philip E. Kucera. “Despite a fourth quarter that did not meet our expectations, we are optimistic about 2005, especially with the recent up tick in large M&A transactions. Our strategy remains focused on our core Financial Print business.”

David J. Shea, Bowne President and Chief Operating Officer, said, “In 2004, we were awarded six of the top ten M&A deals announced. Concerning BGS, the 2004 results were not in line with our original plans, as the expected rebound in spending by the IT sector failed to materialize as significant projects were delayed until 2005. We took action in the fourth quarter to rebalance our cost structure within BGS. The cost savings from these expense reductions, as well as a strong revenue backlog, will help us achieve our targets for 2005.”

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Bowne Financial Print On a full year basis, Financial Print reported revenue of $637.4 million, a $46.6 million, or 7.9%, increase in revenue as compared to last year. Segment profit for the full year of 2004 of $69.0 million increased $7.1 million as compared to 2003. For the fourth quarter of 2004, financial print revenue of $143.4 million was up $10.6 million, or 8.0%, over the same period in 2003. Segment profit for the fourth quarter of 2004 was $6.8 million compared with $14.3 million in 2003.

Bowne Global Solutions (BGS) Full year revenue of $223 million was $3.7 million higher than 2003, while segment profit of $9.6 million was $3.5 million lower than 2003. Fourth quarter revenue of $55.1 million was up slightly as compared to 2003, while segment profit for the fourth quarter of 2004 of $1.5 million was lower by $2.4 million as compared to 2003.

Corporate/Other Corporate spending increased primarily due to the requirements of the Sarbanes-Oxley Act. Highlights of the fourth quarter were the integration of Tri-Coastal Legal Technologies and the completion of a major litigation consulting project within our DecisionQuest business.

* * *

Through an Overnight Share Repurchase program with Bank of America, Bowne repurchased 2,530,000 shares on December 2, 2004. In connection with the program, Bank of America has been purchasing, and will continue to purchase, shares in the market over the next six to nine months. At the end of the program, Bowne will receive or pay a price adjustment based on the volume weighted average price of shares acquired during the purchase period. As of December 31, 2004, Bank of America purchased 442,800 shares in the open market at an average price of $15.55. Bank of America has purchased a total of 938,800 shares at an average price of $15.36 through February 15, 2005.

Bowne continues to focus on cash flow and managing receivables. Days sales outstanding improved one day compared to December 2003. Cash provided by operations for the year ended December 31, 2004 improved $12.4 million to $32.7 million, from net cash provided by operations of $20.2 million in 2003. Net cash at December 31, 2004 was $2.2 million as compared to net debt of $123.5 million in December 2003. Financial Print work-in-process inventory was $15.1 million at December 31, 2004, as compared to $14.2 in December 2003.

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Business Outlook

The company noted that forward-looking statements of future performance contained in the foregoing and in the following statements and certain statements made elsewhere in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including demand for and acceptance of the company’s services, new technological developments, competition and general economic or market conditions, particularly in the domestic and international capital markets, and excludes the effect of potential dilution from the Convertible Subordinated Debt and the impact from any future purchases under our share repurchase program.

	2004 Actual		Current 2005 Outlook
(unaudited)
Revenues:	$899 million		$900 million to $1.0 billion
Financial Print	$637 million		$640 to $715 million
Globalization	$223 million		$225 to $265 million
Corporate/Other	$39 million		$40 to $50 million
Segment Profit:
Financial Print	$69 million		$70 to $95 million
Globalization	$9.6 million		$19 to $24 million
Corporate/Other:
Litigation Solutions	$3.1 million		$5 to $8 million
Corporate Spending	$(22) million		$(17) to $(23) million
Other	$(.2) million		—
Restructuring charges	$14.6 million		$3 to $8 million
Gain on sale of subsidiary, net of tax	$31.5 million		—
Depreciation and amortization	$34.8 million		$35 million
Interest expense	$10.7 million		$5.5 million
Diluted earnings per share	$0.77		$0.50 to $1.00
Diluted earnings per share, pro forma	$0.37	(1)	$0.60 to $1.08	(2)
Diluted shares	36,795 thousand		36,200 thousand	(3)
Capital expenditures	$24 million		$25 million

(1)	See attached Pro Forma Supplemental Income Information.

(2)	Excludes restructuring charges.

(3)	Excludes the impact of the potential dilution from the Convertible Subordinated Debt (4,058,445 shares) and the impact of any future purchases under our share repurchase program.

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Bowne & Co. will hold its earnings conference call to review the fourth quarter 2004 results and discuss the 2005 business outlook, on Thursday, February 17, at 11 a.m. Eastern Time. To join the Webcast, log on to http://www.bowne.com. To access the call via telephone, please dial (800) 289-0493 (domestic) or (913) 981-5510 (international) and ask for the Bowne teleconference.

About Bowne & Co., Inc.

Bowne & Co., Inc., founded in 1775, is a global leader in providing high-value solutions that empower our clients’ communications.

•	Bowne Financial Print: The world’s largest financial printer and leading EDGAR filer, specializing in the creation, management, translation and distribution of regulatory and compliance documents.

•	Bowne Enterprise Solutions: Digital composition, print, delivery, and fulfillment of customized and personalized communications designed to enable companies to more-effectively target customers to increase market leadership.

•	Bowne Global Solutions: A broad range of language and cultural solutions that use translation, localization, technical writing and interpretation services to help companies adapt their communications or products for use in other cultures and countries around the world.

•	Bowne Litigation Solutions: Consulting, electronic discovery and software solutions, including DecisionQuest®, one of the nation’s largest trial research firms, bring our clients fresh perspective resulting in better informed choices about strategies and tactics at every step in the litigation process.

Bowne & Co. combines these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world. For more information, visit us at www.bowne.com

[Tables follow]

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Operations

	For the Periods Ended December 31,
(in thousands, except per share information)	Quarter		Year-to-Date
	(unaudited)
	2004	2003	2004	2003
		(as restated)(1)	(unaudited)(1)	(as restated)(1)
Revenue	$210,444	$196,218	$899,011	$847,636
Expenses:
Cost of revenue	(141,135)	(122,899)	(574,264)	(536,166)
Selling and administrative	(66,182)	(57,826)	(266,034)	(247,977)
Depreciation	(7,541)	(8,892)	(32,121)	(35,466)
Amortization	(882)	(606)	(2,713)	(2,478)
Gain on sale of building	—	—	896	—
Restructuring, integration and asset impairment charges	(5,464)	(6,202)	(14,644)	(23,076)

	(221,204)	(196,425)	(888,880)	(845,163)

Operating (loss) income	(10,760)	(207)	10,131	2,473
Interest expense	(2,525)	(3,247)	(10,709)	(11,389)
Loss on extinguishment of debt	(8,815)	—	(8,815)	—
Other expense, net	(965)	(272)	(118)	(1,367)

Loss from continuing operations before income taxes	(23,065)	(3,726)	(9,511)	(10,283)
Income tax benefit (expense)	10,504	(2)	1,313	729

Loss from continuing operations	(12,561)	(3,728)	(8,198)	(9,554)
Discontinued operations (see note):
Income from discontinued operations, net of tax	1,119	764	4,150	1,805
Gain on sale of discontinued operations, net of tax	31,552	—	31,552	—

Net income from discontinued operations	32,671	764	35,702	1,805

Net income (loss)	$20,110	$(2,964)	$27,504	$(7,749)

Loss per share from continuing operations:
Basic	$(0.35)	$(0.11)	$(0.23)	$(0.28)
Diluted	$(0.35)	$(0.11)	$(0.23)	$(0.28)

Earnings per share from discontinued operations:
Basic	$0.91	$0.02	$0.99	$0.05
Diluted	$0.91	$0.02	$0.99	$0.05

Total earnings (loss) per share:
Basic	$0.56	$(0.09)	$0.77	$(0.23)
Diluted	$0.56	$(0.09)	$0.77	$(0.23)

Average shares outstanding:
Basic	35,956	33,945	35,898	33,736
Diluted	36,556	35,861	36,795	35,147

Dividends per share	$0.055	$0.055	$0.22	$0.22

Note: In November 2004, the Company sold its document outsourcing business to Williams Lea. The results from this business are reported as discontinued operations and the condensed consolidated statements of operations for all prior periods have been reclassified to reflect this presentation.

(1) The results for 2003 have been restated to correct an error in the calculation of depreciation expense related to assets acquired as a result of a 2001 acquisition within the globalization segment. The correction decreases previously reported depreciation expense and the loss from continuing operations by $1,379, or $.04 per share, for the year ended December 31, 2003. For the fourth quarter of 2003, depreciation expense and the loss from continuing operations decreases by $362, or $.01 per share, from what was previously reported.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets

	December 31,	December 31,
(in thousands)	2004	2003
	(unaudited)	(as restated)
Assets
Cash and marketable securities	$80,070	$17,087
Accounts receivable, net	177,180	167,168
Inventories	20,321	19,764
Prepaid expenses and other current assets	34,614	33,220
Assets held for sale	—	33,150

Total current assets	312,185	270,389

Property, plant and equipment, net	112,961	128,609
Goodwill and other intangibles, net	197,752	193,969
Other assets	25,913	27,960
Assets held for sale, non current	—	106,898

Total assets	$648,811	$727,825

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$929	$770
Accounts payable and accrued liabilities	153,870	153,317
Liabilities held for sale	—	25,457

Total current liabilities	154,799	179,544

Long-term debt	76,962	139,828
Deferred compensation and other	47,089	54,053
Liabilities held for sale, non current	—	3,882
Stockholders’ equity	369,961	350,518

Total liabilities and stockholders’ equity	$648,811	$727,825

Note: In November 2004, the Company sold its document outsourcing business to Williams Lea. In 2003, the assets and liabilities from this business are reported as held for sale.

As restated: The December 31, 2003 balance sheet reflects a restatement to correct for excess depreciation taken on certain assets of the globalization segment in 2002 and 2003. The impact of the restatement was to increase net property, plant and equipment and stockholders’ equity by $3,324 compared to what was previously reported.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2004	2003
	(unaudited)	(as restated)
Cash flows from operating activities:
Loss from continuing operations	$(8,198)	$(9,554)
Depreciation and amortization	34,834	37,944
Asset impairment charges	518	2,198
Gain on sale of building	(896)	—
Loss on extinguishment of debt	8,815	—
Changes in other assets and liabilities, net of non-cash transactions	(2,404)	(10,339)

Net cash provided by operating activities	32,669	20,249

Cash flows from investing activities:
Purchase of property, plant and equipment	(24,057)	(22,073)
Proceeds from the sale of investments and fixed assets	232	956
Proceeds from the sale of subsidiary, net of costs	168,794	—
Acquisition of business	(3,500)	—
Proceeds from the sale of building	6,731	—

Net cash provided by (used in) investing activities	148,200	(21,117)

Cash flows from financing activities:
Proceeds from borrowings	150,620	313,374
Payment of debt	(222,817)	(321,381)
Purchase of treasury stock	(40,180)	—
Proceeds from stock options exercised	22,326	4,551
Payment of dividends	(7,733)	(7,416)

Net cash used in financing activities	(97,784)	(10,872)

Net cash used in discontinued operations	(20,123)	(4,131)

Net increase (decrease) in cash and cash equivalents	$62,962	$(15,871)
Cash and Cash Equivalents—beginning of period	17,010	32,881

Cash and Cash Equivalents—end of period	$79,972	$17,010

Note: In November 2004, the Company sold its document outsourcing business to Williams Lea. The net cash flows from this business are reported as net cash used in discontinued operations and the condensed consolidated statement of cash flows for the prior period has been reclassified to reflect this presentation.

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information

Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which the primary financial measure is segment profit. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses. Segment performance is evaluated exclusive of interest, income taxes, depreciation, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, gain on sale of subsidiary and building, loss on extinguishment of debt, other expenses and other income. Therefore, this information is presented in order to reconcile to income (loss) from continuing operations before income taxes. The Corporate/Other category includes (i) results for the litigation support services business, (ii) corporate expenses for shared administrative, legal, finance and other support services which are not directly attributable to the operating segments, (iii) restructuring, integration and asset impairment charges, and (iv) other expenses and income.

In November 2004, the Company sold its document outsourcing business to Williams Lea. The results from this business are not included in the segment results presented below. The results for the litigation support services business which historically has been presented in the outsourcing segment are now included in the Corporate/Other category. Segment information for the prior periods has been reclassified to reflect this presentation.

	For the Periods Ended December 31,
(in thousands)	Quarter		Year-to-Date
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)
		(as restated)		(as restated)
Revenue:
Financial Printing	$143,398	$132,813	$637,413	$590,856
Globalization	55,095	54,270	222,973	219,245
Other	11,951	9,135	38,625	37,535

	$210,444	$196,218	$899,011	$847,636

Segment profit (loss):
Financial Printing	$6,766	$14,277	$69,036	$61,889
Globalization	1,482	3,887	9,557	13,072
Corporate/Other	(11,550)	(9,145)	(33,746)	(35,911)

	(3,302)	9,019	44,847	39,050

Depreciation	(7,541)	(8,892)	(32,121)	(35,466)
Amortization	(882)	(606)	(2,713)	(2,478)
Interest	(2,525)	(3,247)	(10,709)	(11,389)
Loss on extinguishment of debt	(8,815)	—	(8,815)	—

Loss from continuing operations before income taxes	$(23,065)	$(3,726)	$(9,511)	$(10,283)

Corporate/Other (by type):
Shared Corporate expenses	$(7,009)	$(3,866)	$(22,062)	$(15,655)
Litigation Solutions	2,071	1,089	3,113	4,081
Other expense, net	(1,148)	(166)	(1,049)	(1,261)
Gain on sale of building	—	—	896	—

Restructuring charges, integration costs and asset impairment charges	(5,464)	(6,202)	(14,644)	(23,076)

	$(11,550)	$(9,145)	$(33,746)	$(35,911)

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA SUPPLEMENTAL INCOME INFORMATION
(Reconciliation to Consolidated Statements of Operations)
(unaudited)

Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges, loss on extinguishment of debt, legal settlement expenses related to the outsourcing business, write-offs of deferred tax assets related to net operating losses of the globalization segment which will not be realized, the gains on sales of building, investments and subsidiary, and one-time financing costs. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Periods Ended December 31,
	Quarter		Year-to-Date
(in thousands, except per share information)	2004	2003	2004	2003
		(as restated)		(as restated)
Net income (loss)	$20,110	$(2,964)	$27,504	$(7,749)
Add back:
Restructuring, integration and asset impairment charges (1)	3,502	5,767	10,498	18,708
Loss on extinguishment of debt (2)	5,642	—	5,642	—
Legal settlement expenses related to outsourcing business (3)	(308)	—	615	—
Write-off of deferred tax assets (4)	—	—	1,573	—
Gain on sale of building (5)	—	—	(551)	—
Gain on disposition of assets (6)	—	—	—	(429)
Gain on sale of subsidiary (7)	(31,552)	—	(31,552)	—
One-time financing cost expenses (8)	—	—	—	484

Net earnings, pro forma	$(2,606)	$2,803	$13,729	$11,014

Earnings (loss) per share:
Basic	$0.56	$(0.09)	$0.77	$(0.23)

Diluted	$0.56	$(0.09)	$0.77	$(0.23)

(Loss) earnings per share—pro forma:
Basic	$(0.07)	$0.08	$0.38	$0.33

Diluted	$(0.07)	$0.08	$0.37	$0.31

Weighted average shares outstanding:
Basic	35,956	33,945	35,898	33,736
Diluted	36,556	35,861	36,795	35,147

(1)	In 2004, restructuring, integration and asset impairment charges of $5.5 million for the quarter and $15.6 million year-to-date are net of tax benefits of $2.0 and $5.1 million, respectively. In 2003, the restructuring, integration and asset impairment charges of $6.6 million for the quarter and $25.6 million year-to-date, are net of tax benefits of $0.8 million and $6.9 million, respectively.

(2)	Represents loss on extinguishment of debt of $8.8 million, net of taxes of $3.2 million.

(3)	Represents legal settlement expenses of $1.0 million, net of taxes of $0.4 million.

(4)	Represents the write-off of deferred tax assets for $1.6 million related to BGS European operations.

(5)	Represents the gain on sale of building of $0.9 million, net of taxes of $0.3 million.

(6)	Represents the gain on the disposition of long-term investments of $0.7 million, net of taxes of $0.3 million.

(7)	Represents gain on sale of subsidiary of $49.3 million, net of taxes of $17.7 million.

(8)	Expenses related to the prepayment and amendment of the Company’s Revolving Credit Facility and certain Private Placement notes of $0.8 million are net of a tax benefit of $0.3 million.